UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 24, 2012

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-35293	54-1865271
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 Atrium Way, Suite 265 Mount Laurel, New Jersey		08054
(Address of Principal Executive Offices)		(Zip Code)

(856) 273-6980

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Entry into Employment Agreement with Mr. David Bailey, interim Chief Executive Officer

On August 24, 2012, Central European Distribution Corporation (the “Company”) entered into an employment agreement with David Bailey, the Company’s interim Chief Executive Officer and member of the Company’s board of directors (the “Employment Agreement”). The Employment Agreement is effective as of July 9, 2012 which is the day on which Mr. Bailey was appointed interim Chief Executive Officer as disclosed in the Company’s Form 8-K filed with the Securities and Exchange Commission on July 11, 2012. Mr. Bailey’s Employment Agreement provides, among other things, that:

•

The term of the Employment Agreement began on July 9, 2012 and expires January 9, 2013, unless terminated earlier per its terms or extended by mutual agreement of the parties for up to no more than an additional six months.

•	Mr. Bailey’s base salary is $62,500 per month.

•

With respect to the second half of the Company’s 2012 fiscal year, Mr. Bailey is eligible to receive a target cash bonus of $300,000 under the Company’s Executive Bonus Plan, subject to certain financial and organizational performance targets.

•

Subject to approval by the Company’s shareholders of certain amendments to the Company’s 2007 Stock Incentive Plan, the Company will grant to Mr. Bailey restricted stock units valued at $250,000 which, subject to certain vesting requirements, may vest in full on January 9, 2013.

•	As additional benefits, Mr. Bailey will receive the use of a company car and health plan coverage.

•	All payments to Mr. Bailey pursuant to the Employment Agreement may be subject to increase based on the Polish Zloty to U.S. Dollar exchange rate.

•

If the Company terminates Mr. Bailey’s employment other than for Cause (as defined in the Employment Agreement), disability or death, or if Mr. Bailey terminates his employment for Good Reason (as defined in the Employment Agreement), Mr. Bailey will be entitled to receive (i) all Accrued Obligations (as defined in the Employment Agreement), (ii) a lump sum payment equal to the Base Salary (as defined in the Employment Agreement) that would have been payable to him through January 9, 2013, (iii) a lump sum payment equal to the bonus he would have been entitled to had he remained employed to January 9, 2013, (iv) any other amounts and benefits that would have been received by him during the remainder of the term, and (v) full or partial accelerated vesting of the restricted stock units to be awarded to him pursuant to the Employment Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Central European Distribution Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTRAL EUROPEAN DISTRIBUTION CORPORATION

By:	/s/ Chris Biedermann
Chris Biedermann
Chief Financial Officer

Date: August 29, 2012